SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                           FORM 8-K

                        CURRENT REPORT

            	Pursuant to Section 13 or 15(d) of
            	the Securities Exchange Act of 1934



             Date of Report          August 25, 1998
                (Date of earliest event reported)


                    	COVEST BANCSHARES, INC.
     	(Exact name of Registrant as specified in its charter)


	Delaware             0-20160            36-3820609
(State or other    Commission File     (I.R.S. Employer
jurisdiction of                        Identification Number)
incorporation)

        749 Lee Street, Des Plaines, Illinois	 60016
     (Address of principal executive offices)	(Zip Code)


                  	(847) 294-6500
	(Registrant's telephone number, including area code)










Item 5.  Other Events

On August 25, 1998, the Company issued a press release designating
R. Kennedy Alger as interim President.   The text of the press release
is attached hereto as Exhibit 99.1



Exhibit 99.1

Des Plaines, IL.  August 25, 1998 - CoVest Bancshares, Inc. (Nasdaq
COVB), the holding company for CoVest Banc, Des Plaines, Illinois, announced the departure of Larry G. Gillie, as President of the Company and the Bank, effective August 24, 1998. Frank Svoboda, Chairman of the Board, said that there was a difference of opinion in philosophy. The Board determined that there was a need for new leadership to take the Bank to the next level of community banking in a continuing effort to increase shareholder value through remaining independent in a rapidly consolidating marketplace. Mr. Svoboda commended Mr. Gillie for his efforts in moving the institution from a publicly-traded savings bank to a nationally chartered community bank, and his involvement within the community.

R. Kennedy Alger, Executive Vice President, has been designated interim
President.

As of June 30, 1998, CoVest Bancshares had consolidated assets of
$588.3 million. The Bank operates three full-service offices in Arlington Heights, Des Plaines, and Schaumburg, and loan production offices in Aurora and McHenry.


                             	SIGNATURE

   	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated August 25, 1998              	COVEST BANCSHARES, INC.

                                    By: /s/
                                       _______________________________
                                       Paul A. Larsen
                                       Senior Vice President and
                                       Chief Financial Officer